Exhibit 10.46
ONYX PHARMACEUTICALS, INC.
FORM OF
EXECUTIVE CHANGE IN CONTROL
SEVERANCE BENEFITS AGREEMENT
This form of Executive Change in Control Severance Benefits Agreement may be entered into between Onyx Pharmaceuticals, Inc. and each of its Chief Executive officer (“CEO”), Executive Vice Presidents (“EVP”), Senior Vice Presidents (“SVP”) and Vice Presidents (“VP”). This agreement provides for different levels of benefits for the CEO, for EVP and SVP, and for VP. Where the benefit levels differ among executive classifications, the benefit levels for each executive classification are indicated in this form of agreement in bracketed and italicized text.
     This Executive Change in Control Severance Benefits Agreement (the “Agreement”) is entered into as of the ___day of ___(the “Effective Date”), between ___(“Executive”) and Onyx Pharmaceuticals, Inc. (the “Company”). This Agreement is intended to provide Executive with certain compensation and benefits in the event that Executive is subject to certain qualifying terminations of employment in connection with a Change in Control. Certain capitalized terms used in this Agreement are defined in Article 5.
     The Company and Executive hereby agree as follows:
ARTICLE 1
Scope of and Consideration for this Agreement
     1.1 Executive is currently employed by the Company.
     1.2 The Company and Executive wish to set forth the compensation and benefits that Executive shall be entitled to receive upon a Covered Termination.
     1.3 The duties and obligations of the Company to Executive under this Agreement shall be in consideration for Executive’s past services to the Company, Executive’s continued employment with the Company, and, with respect to the benefits described in Article 2 [CEO/EVP/SVP: and any Gross-Up Payment described in Section 3.2], Executive’s execution of an effective Release in accordance with Section 3.1.
     1.4 This Agreement shall supersede any other policy, plan, program or arrangement, including, without limitation, any contract between Executive and any entity, relating to severance benefits payable by the Company to Executive; provided, however, that any and all stock awards held by Executive granted (i) on or after the effective date of any predecessor Executive Change in Control Severance Benefits Agreement between Executive and the

Company (a “Predecessor Agreement”), and (ii) prior to the effective date of this Agreement (the “Prior Stock Awards”), shall continue to be governed by the relevant provisions and definitions in the Predecessor Agreement, which are restated below.
            (a) Section 2.7 of the Predecessor Agreement provides that any Prior Stock Awards shall vest on an accelerated basis in connection with a “Change in Control” (as defined in the Predecessor Agreement and restated in Section 1.4(b) below) as follows:
Effective as of the date of the “Change in Control,” the vesting and exercisability of fifty percent (50%) of the options to purchase the Company’s common stock (or other stock awards granted by the Company) that are held by Executive on such date shall be accelerated in full, and such options shall be exercisable by Executive for twelve (12) months following any subsequent termination of Executive’s employment but in [no] case beyond the relevant expiration dates of such options. Such acceleration shall occur on a pro rata basis with respect to all outstanding stock awards, such that the accelerated vesting percentage of shares that would otherwise vest at future vesting dates shall become immediately vested. Effective as of the date of a “Covered Termination,” the vesting and exercisability of all options to purchase the Company’s common stock (or other stock awards granted by the Company) that are held by Executive on such date shall be accelerated in full, and such options shall be exercisable by Executive for twelve (12) months following such date.
            (b) Section 5.3 of the Predecessor Agreement provides a definition of “Change in Control” as follows:
“Change in Control” means one or more of the following events: (a) There is consummated a sale or other disposition of all or substantially of assets of the Company (other than a sale to an entity where at least fifty percent (50%) of the combined voting power of the voting securities of such entity are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale); (b) Any person, entity or group (other than the Company, a subsidiary or affiliate of the Company, or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction; or (c) There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such transaction, the stockholders immediately prior to the consummation of such transaction do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such transaction.
            (c) Section 5.6 of the Predecessor Agreement provides a definition of “Covered Termination” as follows:
“Covered Termination” means an Involuntary Termination Without Cause or a Constructive Termination, either of which occurs within thirteen (13) months following the effective date of a Change in Control.
            (d) Section 5.7 of the Predecessor Agreement provides a definition of “Involuntary Termination Without Cause” as follows:
“Involuntary Termination Without Cause” means Executive’s dismissal or discharge for reasons other than Cause. For this purpose, “Cause” means that, in the reasonable determination of the Company, Executive (i) has committed an intentional act or acted with gross negligence that has materially injured the business of the Company; (ii) has intentionally refused or failed to follow lawful and reasonable directions of the Board or the appropriate individual to whom Executive reports; (iii) has willfully and habitually neglected Executive’s duties for the Company; or (iv) has been convicted of a felony involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company. Notwithstanding the foregoing, Cause shall not exist based on conduct described in clause (ii) or (iii) unless the conduct described in such clause has not been cured within fifteen (15) days following Executive’s receipt of written notice from the Company specifying the particulars of the conduct constituting Cause.
            (e) Section 5.5 of the Predecessor Agreement provides a definition of “Constructive Termination” as follows:
“Constructive Termination” means that Executive voluntarily terminates employment after one of the following is undertaken without Executive’s express written consent: (a) the assignment to Executive of duties or responsibilities that results in a material diminution in Executive’s function as in effect immediately prior to the effective date of the Change in Control; (b) a reduction in Executive’s Base Salary, unless the reduction is made pursuant to an across-the-board reduction of the base salaries of all executive officers of the Company of no more than ten percent (10%); (c) a change in Executive’s business location of more than fifteen (15) miles from the business location immediately prior to the effective date of the Change in Control; (d) a material breach by the Company of any provision of this Agreement; or (e) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company, such assumption to be effective no later than the effective date of a Change in Control.

     1.5 All stock awards granted to Executive on or after the effective date of this Agreement shall be governed by Section 2.6 of this Agreement.
ARTICLE 2
Severance Benefits
     2.1 Severance Benefits. Upon a Covered Termination, Executive shall be entitled to receive the benefits set forth in Sections 2.2, 2.3, 2.4, 2.5, and 2.6.
     2.2 Cash Severance Benefits. The Company shall make a cash severance payment in a lump sum to Executive in an amount equal to the sum of (i) [CEO: two (2)] [EVP/SVP: one and a half (1 1/2)] [VP: one (1)] times Executive’s Base Salary, and (ii) [CEO: two (2)] [EVP/SVP: one and a half (1 1/2)] [VP: one (1)] times the Executive’s Bonus.
     2.3 Health Continuation Coverage.
(a)
[CEO only: Provided that Executive is eligible for, and has made the necessary elections pursuant to COBRA under a health, dental, or vision plan sponsored by the Company, Executive shall be entitled to payment by the Company of all of the projected applicable premiums in a lump sum (inclusive of premiums for Executive’s dependents for such health, dental, or vision plan coverage as in effect immediately prior to the date of the Covered Termination) for such health, dental, or vision plan coverage for a period of twenty-four (24) months following the date of the Covered Termination, with such coverage counted as coverage pursuant to COBRA.]
[EVP/SVP only: Provided that Executive is eligible for, and has made the necessary elections pursuant to COBRA under a health, dental, or vision plan sponsored by the Company, Executive shall be entitled to payment by the Company of all of the applicable premiums (inclusive of premiums for Executive’s dependents for such health, dental, or vision plan coverage as in effect immediately prior to the date of the Covered Termination) for such health, dental, or vision plan coverage for a period of eighteen (18) months following the date of the Covered Termination, with such coverage counted as coverage pursuant to COBRA. No such premium payments (or any other payments for health, dental, or vision coverage by the Company) shall be made following the effective date of the Executive’s coverage by a health, dental, or vision insurance plan of a subsequent employer. Executive shall be required to notify the Company immediately if Executive becomes covered by a health, dental, or vision insurance plan of a subsequent employer. Upon the conclusion of such period of insurance premium payments made by the Company, Executive will be responsible for the entire payment of such premiums required under COBRA for the duration of the COBRA period.]

[VP only: Provided that Executive is eligible for, and has made the necessary elections pursuant to COBRA under a health, dental, or vision plan sponsored by the Company, Executive shall be entitled to payment by the Company of all of the applicable premiums (inclusive of premiums for Executive’s dependents for such health, dental, or vision plan coverage as in effect immediately prior to the date of the Covered Termination) for such health, dental, or vision plan coverage for a period of twelve (12) months following the date of the Covered Termination, with such coverage counted as coverage pursuant to COBRA. No such premium payments (or any other payments for health, dental, or vision coverage by the Company) shall be made following the effective date of the Executive’s coverage by a health, dental, or vision insurance plan of a subsequent employer. Executive shall be required to notify the Company immediately if Executive becomes covered by a health, dental, or vision insurance plan of a subsequent employer. Upon the conclusion of such period of insurance premium payments made by the Company, Executive will be responsible for the entire payment of such premiums required under COBRA for the duration of the COBRA period.]
          (b) For purposes of this Section 2.3, (i) references to COBRA shall be deemed to refer also to analogous provisions of state law, and (ii) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by Executive under a Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of Executive.
     2.4 Continued Life Insurance Benefit. The Company shall pay the portion of the premiums of Executive’s group life insurance coverage that the Company paid prior to the Covered Termination. Executive shall be entitled to [CEO: twenty-four (24)] [EVP/SVP: eighteen (18)] [VP: twelve (12)] months of such premium payments, but in no event shall such premium payments be made following the effective date of Executive’s coverage by a life insurance plan or policy of a subsequent employer. Executive shall be required to notify the Company immediately if Executive becomes covered by a life insurance plan or policy of a subsequent employer.
     2.5 Outplacement Assistance. On behalf of Executive, the Company shall pay for outplacement services for a period of one (1) year following a Covered Termination with an outplacement service provider selected by the Company; provided, however, that the total cost to the Company of such outplacement services shall not exceed [CEO: forty thousand dollars ($40,000)] [EVP/SVP: twenty-five thousand dollars ($25,000)] [VP: fifteen thousand dollars ($15,000)].
     2.6 Stock Awards. All stock awards granted to Executive on or after the effective date of this Agreement shall contain the following provisions:
         (a) Vesting and Exercisability. The vesting and exercisability of Executive’s outstanding stock awards shall be accelerated in full following a Covered Termination.

         (b) Term. Executive shall have twelve (12) months following a Covered Termination in which to exercise any outstanding stock awards, but in no event shall such period exceed the expiration of the term of the stock award as set forth in the stock award agreement.
ARTICLE 3
Limitations and Conditions on Benefits
     3.1 Release Prior to Payment of Benefits. Upon the occurrence of a Covered Termination, and prior to the provision or payment of any benefits under this Agreement on account of such Covered Termination, Executive must execute a general waiver and release in substantially the form attached hereto and incorporated herein as Exhibit A, Exhibit B, or Exhibit C, as appropriate (each a “Release”), and such release must become effective in accordance with its terms. The Company may modify the Release in its discretion to comply with changes in applicable law until the date of a Covered Termination. Such Release shall specifically relate to all of Executive’s rights and claims in existence at the time of such execution and shall confirm Executive’s obligations under the Company’s standard form of proprietary information and inventions agreement. It is understood that, as specified in the applicable Release, Executive has a certain number of calendar days to consider whether to execute such Release. If Executive does not execute such Release within the applicable period, no benefits shall be provided or payable under this Agreement pursuant to a Covered Termination. It is further understood that if Executive is age 40 or older at the time of a Covered Termination, Executive may revoke the applicable Release within seven (7) calendar days after its execution. If Executive revokes such Release within such subsequent seven (7) day period, no benefits shall be provided or payable under this Agreement pursuant to such Covered Termination.
     3.2 Parachute Payments.
         (a) Parachute Payment Limitation. If any payment or benefit (including payments and benefits pursuant to this Agreement) Executive would receive in connection with a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Company shall cause to be determined, before any amounts of the Payment are paid to Executive, which of the following two alternative forms of payment shall be paid to Executive: (i) payment in full of the entire amount of the Payment (a “Full Payment”), or (ii) payment of only a part of the Payment so that Executive receives the largest payment possible without the imposition of the Excise Tax (a “Reduced Payment”). A Full Payment shall be made in the event that the quotient obtained by dividing (i) the excess of (a) the Full Payment, over (b) the Reduced Payment, by (ii) the Reduced Payment, is greater than ten percent (10%). A Reduced Payment shall be made in the event that the quotient obtained by dividing (i) the excess of (a) the Full Payment, over (b) the Reduced Payment, by (ii) the Reduced Payment, is less than or equal to ten percent (10%). If a Reduced Payment is made, (i) the Payment shall be paid only to the extent permitted under the Reduced Payment alternative, and Executive shall have no rights to any additional payments and/or benefits constituting the Payment, and (ii) reduction in payments and/or benefits shall occur in the following order unless Executive elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs): (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits paid to Executive. In the event that acceleration of compensation from Executive’s equity awards is to be reduced, such acceleration of vesting shall be canceled in the reverse order of the date of grant unless Executive elects in writing a different order for cancellation.
         (b) [CEO/EVP/SVP only: Gross-Up Payment. If it is determined that the Payment would result in an Excise Tax, the Company shall pay and Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) from the Company in an amount that after the payment of all taxes (including, without limitation, (i) any income or employment taxes, (ii) any interest or penalties imposed with respect to such taxes, and (iii) any additional excise tax imposed by Section 4999 of the Code) on the Gross-Up Payment, Executive shall retain an amount equal to the full Excise Tax. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to have: (x) paid federal income taxes at the highest marginal rate of federal income and employment taxation for the calendar year in which the Gross-Up Payment is to be made, and (y) paid applicable state and local income taxes at the highest rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Except as otherwise provided herein, Executive shall not be entitled to any additional payments or other indemnity arrangements in connection with the Payment or the Gross-Up Payment.]
         (c) The independent registered public accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall make all determinations required to be made under this Section 3.2. If the independent registered public accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized independent registered public accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such independent registered public accounting firm required to be made hereunder.
         (d) The independent registered public accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Executive within fifteen (15) calendar days after the date on which Executive’s right to a Payment is triggered (if requested at that time by the Company or Executive) or such other time as requested by the Company or Executive. If the independent registered public accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive.
     3.3 Certain Reductions and Offsets. To the extent that any federal, state or local laws, including, without limitation, the Worker Adjustment and Retraining Notification Act (the

“WARN Act”) or any other so-called “plant closing” laws, require the Company to give advance notice or make a payment of any kind to Executive because of Executive’s involuntary termination due to a layoff, reduction in force, plant or facility closing, sale of business, change in control, or any other similar event or reason, the benefits payable under this Agreement shall be correspondingly reduced. The benefits provided under this Agreement are intended to satisfy any and all statutory obligations that may arise out of Executive’s involuntary termination of employment for the foregoing reasons, and the parties shall construe and enforce the terms of this Agreement accordingly.
     3.4 Mitigation. Except as otherwise specifically provided herein, Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by any retirement benefits received by Executive after the date of a Covered Termination.
     3.5 Application of Section 409A. In the event that any payment or benefit under this Agreement fails to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, the payment of such benefit shall be accelerated to the minimum extent necessary so that the benefit is not subject to the provisions of Section 409A(a)(1) of the Code. (The payment schedule as revised after the application of the preceding sentence shall be referred to as the “Revised Payment Schedule.”) However, in the event the payment of benefits pursuant to the Revised Payment Schedule would be subject to Section 409A(a)(1) of the Code, the payment of such benefits shall not be paid pursuant to the original payment schedule or Revised Payment Schedule and instead the payment of such benefits shall be delayed to the minimum extent necessary so that such benefits are not subject to the provisions of Section 409A(a)(1) of the Code. The Company may attach conditions to or adjust the amounts paid pursuant to this Section 3.5 to preserve, as closely as possible, the economic consequences that would have applied in the absence of this Section 3.5; provided, however, that no such condition shall result in the payments being subject to Section 409A(a)(1) of the Code.
     3.6 Tax Withholding. All such payments under this Agreement shall be subject to applicable withholding for federal, state and local income and employment taxes.
     3.7 Indebtedness of Executive. If Executive is indebted to the Company on the effective date of a Covered Termination, the Company reserves the right to offset any severance payments under this Agreement by the amount of such indebtedness.
ARTICLE 4
Other Rights and Benefits
Nothing in the Agreement shall prevent or limit Executive’s continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which Executive may otherwise qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under other agreements with the Company except as provided in Section 1.4 above. Except as otherwise expressly provided herein, amounts that are vested benefits or that Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the date of a Change in Control shall be payable in accordance with such plan, policy, practice or program.
ARTICLE 5
Definitions
     Unless otherwise provided, for purposes of the Agreement, the following definitions shall apply:
     5.1 “Base Salary” means the greater of (i) Executive’s annual base salary (excluding incentive pay, premium pay, commissions, overtime, bonuses, and other forms of variable compensation) as in effect on the date of a Covered Termination, or (ii) Executive’s annual base salary (excluding incentive pay, premium pay, commissions, overtime, bonuses, and other forms of variable compensation) as in effect on the date of a Change in Control.
     5.2 “Board” means the Board of Directors of the Company.
     5.3 “Bonus” means the greater of (i) the average annual bonus paid to Executive for the three years preceding the date of a Covered Termination (or such lesser number of years during which Executive has been employed by the Company), or (ii) annual target cash bonus, as in effect on the date of a Covered Termination.
     5.4 “Change in Control” means one or more of the following events:
            (a) There is consummated a sale or other disposition of all or substantially of assets of the Company (other than a sale to an entity where at least fifty percent (50%) of the combined voting power of the voting securities of such entity are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale).
            (b) Any person, entity or group (other than the Company, a subsidiary or affiliate of the Company, or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.
            (c) There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such transaction, the stockholders immediately prior to the consummation of such transaction do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such transaction.

     5.5 “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
     5.6 “Code” means the Internal Revenue Code of 1986, as amended.
     5.7 “Company” means Onyx Pharmaceuticals, Inc. or, following a Change in Control, the surviving entity resulting from such transaction, or any subsequent surviving entity resulting from any subsequent Change in Control.
     5.8 “Constructive Termination” means that Executive voluntarily terminates employment after one of the following is undertaken without Executive’s express written consent:
            (a) [CEO only: the assignment to Executive of duties or responsibilities that results in a material diminution in Executive’s function as in effect immediately prior to the effective date of the Change in Control;] [EVP/SVP/VP only: the assignment to Executive of duties or responsibilities that results in a material diminution in Executive’s function as in effect immediately prior to the effective date of the Change in Control; provided, however, that a change in Executive’s title or reporting relationships shall not constitute a Constructive Termination;]
            (b) a reduction in Executive’s Base Salary, unless the reduction is made pursuant to an across-the-board reduction of the base salaries of all executive officers of the Company of no more than ten percent (10%);
            (c) a change in Executive’s business location of more than thirty-five (35) miles from the business location immediately prior to the effective date of the Change in Control;
            (d) a material breach by the Company of any provision of this Agreement; or
            (e) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company, such assumption to be effective no later than the effective date of a Change in Control.
     5.9 “Covered Termination” means an Involuntary Termination Without Cause or a Constructive Termination, either of which occurs within twenty-four (24) months following the effective date of a Change in Control.
     5.10 “Involuntary Termination Without Cause” means Executive’s dismissal or discharge for reasons other than Cause. For this purpose, “Cause” means that, in the reasonable determination of the Company, Executive (i) has committed an intentional act or acted with gross negligence that has materially injured the business of the Company; (ii) has intentionally refused or failed to follow lawful and reasonable directions of the Board or the appropriate individual to whom Executive reports; (iii) has willfully and habitually neglected Executive’s duties for the Company; or (iv) has been convicted of a felony involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company. Notwithstanding the foregoing, Cause shall not exist based on conduct described in clause (ii) or (iii) unless the conduct described in such clause has not been cured within fifteen (15) days following Executive’s receipt of written notice from the Company specifying the particulars of the conduct constituting Cause.
ARTICLE 6
General Provisions
     6.1 Employment Status. This Agreement does not constitute a contract of employment or impose upon Executive any obligation to remain as an employee, or impose on the Company any obligation (i) to retain Executive as an employee, (ii) to change the status of Executive as an at-will employee or (iii) to change the Company’s policies regarding termination of employment.
     6.2 Notices. Any notices provided hereunder must be in writing, and such notices or any other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at Executive’s address as listed in the Company’s payroll records. Any payments made by the Company to Executive under the terms of this Agreement shall be delivered to Executive either in person or at the address as listed in the Company’s payroll records.
     6.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.
     6.4 Waiver. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.
     6.5 Arbitration. Unless otherwise prohibited by law or specified below, all disputes, claims and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation shall be resolved solely and exclusively by final and binding arbitration held in the San Francisco Bay Area through Judicial Arbitration & Mediation Services/Endispute (“JAMS”) under the then existing JAMS employment law arbitration rules. However, nothing in this Section 6.5 is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Each party in any such arbitration shall be responsible for its own attorneys’ fees, costs and necessary disbursement; provided, however, that in the event one party refuses to arbitrate and the other party seeks to compel arbitration by court order, if such other party prevails, it shall be entitled to recover reasonable attorneys’ fees, costs and necessary disbursements. Pursuant to California Civil Code Section 1717, each party warrants that it was represented by counsel in the negotiation and execution of this Agreement, including the attorneys’ fees provision herein.
     6.6 Complete Agreement. This Agreement, including Exhibit A, Exhibit B and Exhibit C, constitutes the entire agreement between Executive and the Company and is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter, wholly superseding all written and oral agreements with respect to payments and benefits to Executive in the event of employment termination. It is entered into without reliance on any promise or representation other than those expressly contained herein.
     6.7 Amendment or Termination of Agreement; Continuation of Agreement. This Agreement may be changed or terminated only upon the mutual written consent of the Company and Executive. The written consent of the Company to a change or termination of this Agreement must be signed by an executive officer of the Company (other than Executive) after such change or termination has been approved by the Board. Unless so terminated, this Agreement shall continue in effect for as long as Executive continues to be employed by the Company or by any surviving entity following any Change in Control. In other words, if, following a Change in Control, Executive continues to be employed by the surviving entity without a Covered Termination and the surviving entity then undergoes a Change in Control, following which Executive is terminated by the subsequent surviving entity in a Covered Termination, then Executive shall receive the benefits described in Article 2 hereof.
     6.8 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.
     6.9 Headings. The headings of the Articles and Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.
     6.10 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, and the Company, and any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company, and their respective successors, assigns, heirs, executors and administrators, without regard to whether or not such person actively assumes any rights or duties hereunder; provided, however, that Executive may not assign any duties hereunder and may not assign any rights hereunder without the written consent of the Company, which consent shall not be withheld unreasonably.
     6.11 Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California, without regard to such state’s conflict of laws rules.
     6.12 Construction of Agreement. In the event of a conflict between the text of the Agreement and any summary, description or other information regarding the Agreement, the text of the Agreement shall control.

     6.13 Circular 230 Disclaimer. The following disclaimer is provided in accordance with the Internal Revenue Service’s Circular 230 (21 C.F.R. Part 10). Any tax advice contained in this Agreement is intended to be preliminary, for discussion purposes only, and not final. Any such advice is not intended to be used for marketing, promoting or recommending any transaction or for the use of any person in connection with the preparation of any tax return. Accordingly, this advice is not intended or written to be used, and it cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on such person.
In Witness Whereof, the parties have executed this Agreement on the Effective Date written above.

Onyx Pharmaceuticals, Inc.	Executive

By:

Name:

Title:

Exhibit A:	Release (Individual Termination – Age 40 or Older)
Exhibit B:	Release (Individual and Group Termination – Under Age 40)
Exhibit C:	Release (Group Termination – Age 40 or Older)

Exhibit A
RELEASE
(Individual Termination – Age 40 or Older)
     Certain capitalized terms used in this Release are defined in the Executive Change in Control Severance Benefits Agreement (the “Agreement”) which I have executed and of which this Release is a part.
     I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.
     I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.
     Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company’s indemnification obligation pursuant to agreement or applicable law.
     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Agreement

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for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following my execution of this Release to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth (8th) day after I execute this Release.

[Executive]

Date:

2

Exhibit B
RELEASE
(Individual and Group Termination – Under Age 40)
     Certain capitalized terms used in this Release are defined in the Executive Change in Control Severance Benefits Agreement (the “Agreement”) which I have executed and of which this Release is a part.
     I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.
     I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.
     Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company’s indemnification obligation pursuant to agreement or applicable law.
     I acknowledge that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing that: (A) my

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waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; and (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier).

[Executive]

Date:

2

Exhibit C
RELEASE
(Group Termination – Age 40 or Older)
     Certain capitalized terms used in this Release are defined in the Executive Change in Control Severance Benefits Agreement (the “Agreement”) which I have executed and of which this Release is a part.
     I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.
     I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.
     Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company’s indemnification obligation pursuant to agreement or applicable law.
     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given under the

1

Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have forty-five (45) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following my execution of this Release to revoke the Release; (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day (8th) after I execute this Release; and (F) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

[Executive]

Date:

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